                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements of Valley Forge Corporation and subsidiaries ("the Company") on Form S-8 (File No. 333-07475) and Form S-8 (File No. 33-50250) of our reports dated February 27, 1998, on the Company's 1997 consolidated financial statements and financial statement schedule; both such reports appearing in this Annual Report on Form 10-K of Valley Forge Corporation and subsidiaries for the year ended December 31, 1997.





Deloitte & Touche LLP
San Francisco, California
March 27, 1998


                                       35